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                                                                     EXHIBIT 4.4

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Agreement"), dated as of December 10, 2004 by EMS TECHNOLOGIES, INC., a Georgia corporation (the "Borrower"), the Subsidiaries of the Borrower signatory hereto and each other Subsidiary of the Borrower hereafter a party hereto (the Borrower, each Subsidiary and each other Subsidiary hereafter becoming a party hereto shall be collectively known as the "Grantors"), in favor of SUNTRUST BANK, a Georgia banking corporation, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below).

                                   WITNESSETH:

      WHEREAS, the Borrower, the Lenders from time to time party thereto (the "US Lenders") and SunTrust Bank, as Administrative Agent (the "US Agent") are all party to the U.S. Revolving Credit Agreement (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced from time to time, the "US Credit Agreement"), dated as of the date hereof pursuant to which, the US Lenders have agreed to establish a revolving credit facility on behalf of the Borrower and to provide for the issuance of, and participation in, letters of credit for the account of the Borrower;

      WHEREAS, pursuant to that certain Subsidiary Guaranty Agreement dated as of the date hereof (the "Subsidiary Guaranty Agreement"), the Subsidiaries of the Borrower signatory thereto have jointly and severally guaranteed the payment and performance when due of all indebtedness and other obligations of the Borrower under the US Credit Agreement;

      WHEREAS, EMS Technologies Canada, Ltd. (the "Canadian Borrower"), the Lenders from time to time party thereto (the "Canadian Lenders") and Bank of America, National Association (Canada Branch), as Canadian Administrative Agent, Funding Agent and Canadian Collateral Agent (the "Canadian Agent") are all party to the Canadian Revolving Credit Agreement (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced from time to time, the "Canadian Credit Agreement") dated as of the date hereof pursuant to which, the Canadian Lenders have agreed to establish a revolving credit facility on behalf of the Canadian Borrower and to provide for the issuance of, and participation in, letters of credit for the account of the Canadian Borrower;

      WHEREAS, pursuant to the Guaranty Agreement dated as of the date hereof by the Borrower and the Subsidiaries of the Borrower a signatory thereto (the "Canadian Guaranty Agreement"), the Borrower and the Subsidiaries of the Borrower signatory hereto have jointly and severally guaranteed the payment and performance when due of all indebtedness and other obligations of the Canadian Borrower under the Canadian Credit Agreement;

      WHEREAS, the Borrower and its Subsidiaries may at any time and from time to time enter into one or more Hedging Transactions (as defined herein) with one or more US Lenders or any Affiliate thereof (each such US Lender or Affiliate, even if the respective US Lender subsequently ceases to be a US Lender under the US Credit Agreement for any reason, in such

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capacity, together with its respective successors and assigns, a "US Swap
Provider");

      WHEREAS, the Canadian Borrower and its Subsidiaries may at any time and from time to time enter into one or more Hedging Transactions with one or more Canadian Lenders or any Affiliate thereof (each such Canadian Lender or Affiliate, even if the respective Canadian Lender subsequently ceases to be a Canadian Lender under the Canadian Credit Agreement for any reason, in such capacity, together with its respective successors and assigns, a "Canadian Swap Provider" and together with the US Swap Provider, the "Swap Providers");

      WHEREAS, it is a condition precedent to the obligations of the US Agent, the Issuing Bank (as defined in the US Credit Agreement), the Swingline Lender (as defined in the US Credit Agreement) and the US Lenders (collectively the "US Creditors") under the US Credit Agreement that the Grantors enter into this Agreement to secure all obligations of the Borrower under the US Credit Agreement, and to secure the obligations of each domestic Subsidiary of the Borrower signatory hereto under the Subsidiary Guaranty Agreement;

      WHEREAS, it is a condition precedent to the obligations of the Canadian Agent, the Issuing Bank (as defined in the Canadian Credit Agreement), the Swingline Lender (as defined in the Canadian Credit Agreement), and the Canadian Lenders (collectively, the "Canadian Creditors") under the Canadian Credit Agreement that the Grantors enter into this Agreement to secure all obligations of the Borrower and each Subsidiary of the Borrower signatory hereto under the Canadian Guaranty Agreement;

      WHEREAS, it is a condition precedent to the Swap Providers entering into the Hedging Transactions that the Grantors enter into this Agreement to secure the Hedging Obligations (as defined herein); and

      WHEREAS, each Grantor desires to execute this Agreement to satisfy the conditions precedent described in three preceding recitals.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS. Capitalized terms defined in the US Credit Agreement and not otherwise defined herein, when used in this Agreement shall have the respective meanings provided for in the US Credit Agreement. The following additional terms, when used in this Agreement, shall have the following meanings:

            "Account Debtor" shall mean any Person who is obligated under an Account.

            "Accounts" shall mean, for any Person, all "accounts" (as defined in the UCC), now or hereafter owned or acquired by such Person or in which such Person now or hereafter has or acquires any rights and, in any event, shall mean and include, without limitation, (a) all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to such Person arising from the sale or lease of goods or other property by

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such Person or the performance of services by such Person (including, without limitation, any such obligation which might be characterized as an account or general intangible under the Uniform Commercial Code in effect in any jurisdiction), (b) all of such Person's rights in, to and under all purchase and sales orders for goods, services or other property, and all of such Person's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit), (c) all monies due to or to become due to such Person under all contracts for the sale, lease or exchange of goods or other property or the performance of services by such Person (whether or not yet earned by performance on the part of such Person), and (d) all collateral security and guarantees of any kind given to such Person with respect to any of the foregoing.

            "Borrower" shall have the meaning given to that term in the introductory paragraph hereof.

            "Canadian Agent" shall have the meaning given to that term in the recitals hereto.

            "Canadian Borrower" shall have the meaning given to that term in the recitals hereto.

            "Canadian Credit Agreement" shall have the meaning given to that term in the recitals hereto.

            "Canadian Creditors" shall have the meaning given to that term in the recitals hereto and shall include their respective successors and assigns.

            "Canadian Guaranty Agreement" shall have the meaning given to that term in the recitals hereto.

            "Canadian Lenders" shall have the meaning given to that term in the recitals hereto and shall include their respective successors and assigns.

            "Canadian Loan Documents" shall mean the Canadian Credit Agreement, the Canadian Guaranty Agreement and all other documents which are defined as "Loan Documents" under the Canadian Credit Agreement.

            "Canadian Obligations" shall have the meaning given to that term in clause (ii) of the definition of Secured Obligations.

            "Canadian Swap Providers" shall have the meaning given to that term in the recitals hereto.

            "Chattel Paper" shall mean all "chattel paper" (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts of any Grantor, evidencing or representing rights or interest in such chattel paper.

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            "Collateral" shall mean, collectively, all of the following:

                  (i)   all Accounts;

                  (ii)  all Chattel Paper;

                  (iii) all Deposit Accounts;

                  (iv)  all Documents;

                  (v)   all Equipment;

                  (vi)  all Fixtures;

                  (vii) all General Intangibles;

                  (viii) all Instruments;

                  (ix)  all Inventory;

                  (x)   all Investment Property;

                  (xi)  all Software;

                  (xii) all money, cash or cash equivalents;

                 (xiii) all other goods and personal property, whether tangible or intangible;

                  (xiv) all Supporting Obligations and Letter-of-Credit Rights
                        of any Grantor;

                  (xv) all books and records pertaining to any of the Collateral (including, without limitation, credit files, Software, computer programs, printouts and other computer materials and records but excluding customer lists);

                  (xvi) the commercial tort claims set forth on Schedule VI
                        attached hereto; and

                 (xvii) All products and Proceeds of all or any of the
                        Collateral described in clauses (i) through (xvi) hereof.

            "Collateral Agent" shall have the meaning given to that term in the introductory paragraph hereof, and shall include all successors and assigns thereof.

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            "Copyright License" shall mean any and all rights of any Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

            "Copyrights" shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

            "Deposit Accounts" shall mean all "deposit accounts" (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts, of any Grantor covering, evidencing or representing rights or interest in such deposit accounts.

            "Documents" shall mean all "documents" (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts, of any Grantor covering, evidencing or representing goods.

            "Equipment" shall mean all "equipment" (as defined in the UCC) now owned or hereafter acquired by any Grantor and wherever located, and, in any event, shall include all machinery, equipment, furniture, furnishings, processing equipment, conveyors, machine tools, engineering processing equipment, manufacturing equipment, materials handling equipment, trade fixtures, trucks, trailers, forklifts, vehicles, computers and other electronic data processing and other office equipment of any Grantor, and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, all fuel therefor and all manuals, drawings, instructions, warranties and rights with respect thereto.

            "Event of Default" shall have the meaning set forth for such term in
Section 7 hereof.

            "Exempt Inventory" shall mean, at any time of determination, Inventory (i) which, individually and in the aggregate, has a fair market value that does not exceed $6,000,000 and (ii) the loss or destruction of which, would not be reasonably expected to have a Material Adverse Effect.

            "Fixtures" shall mean all "fixtures" (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts, of any Grantor covering, evidencing or representing rights or interest in such fixtures.

            "General Intangibles" shall mean all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all right, title and interest in or under all contracts, all

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customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices, tapes, cards, computer runs, domain names, prospect lists, customer lists and other papers and documents.

            "Grantor" shall have the meaning given to that term in the introductory paragraph hereof.

            "Hedging Obligation" shall have the meaning given to that term in clause (iii) of the definition of Secured Obligations.

            "Hedging Transaction" of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

            "Instruments" shall mean all "instruments" (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all promissory notes, all certificates of deposit and all letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts or other obligations owed to any Grantor.

            "Intellectual Property" shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights: (a) all Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and service mark registrations, and all derivations thereof; and (b) Patent Licenses, Trademark Licenses, Copyright Licenses and other licenses to use any of the items described in the preceding clause (a), and any other items necessary to conduct or operate the business of each Grantor.

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            "Intercreditor Agreement" shall mean that certain Intercreditor
Agreement dated as of the date hereof by and among the Collateral Agent and the Secured Creditors.

            "Inventory" shall mean all "inventory" (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all goods owned or held for sale or lease to any other Persons.

            "Investment Property" shall mean all "investment property" (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all "certificated securities", "uncertificated securities", "security entitlements", "securities accounts", "commodity contracts" and "commodity accounts" (as all such terms are defined in the UCC) of each Grantor.

            "Letter-of-Credit Rights" shall mean "letter-of-credit rights" (as defined in the UCC), now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not any Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

            "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests of each Grantor in Intellectual Property.

            "Patent License" shall mean any written agreement now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights granting any right with respect to any property, process or other invention on which a Patent is in existence.

            "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part and extensions thereof.

            "Perfection Certificate" shall mean the certificate or certificates which are attached hereto as Schedule III.

            "Proceeds" shall mean all "proceeds" (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Collateral, and, in any event, shall mean and include all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of any Collateral, and any condemnation or requisition payments with respect to any Collateral and the following types of property acquired with cash proceeds: Accounts, Inventory, General Intangibles, Documents, Instruments and Equipment.

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            "Secured Creditors" shall mean, collectively, the US Creditors, the
Canadian Creditors and the Swap Providers.

            "Secured Debt Documents" shall mean the US Loan Documents and the Canadian Loan Documents.

            "Secured Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of such Grantor owing to the US Creditors, now existing or hereafter incurred under, arising out of or in connection with the US Credit Agreement and each US Loan Document to which such Grantor is a party (including, in the case of each Grantor that is a Subsidiary Loan Party, all such obligations, indebtedness and liabilities under the Subsidiary Guaranty Agreement) and the due performance and compliance by such Grantor with the terms, conditions and agreements of the US Credit Agreement and each such Loan Document (all such obligations, indebtedness and liabilities under this clause (i), being herein collectively called the "US Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of such Grantor owing to the Canadian Creditors, now existing or hereafter incurred under, arising out of or in connection with the Canadian Guaranty Agreement and the due performance and compliance by such Grantor with the terms, conditions and agreements of the Canadian Guaranty Agreement (all such obligations, indebtedness and liabilities under this clause (ii) being herein collectively called the "Canadian Obligations"); (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of such Grantor owing to the Swap Providers, now existing or hereafter incurred under, arising out of or in connection with each Hedging Transaction (including any buy back, reversal, termination or assignment of any Hedging Transaction, any renewal, extension, modification of any Hedging Transaction and any substitution for any Hedging Transaction), whether such Hedging Transaction is now in existence or hereafter arising, and the due performance and compliance by such Grantor with all of the terms,

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conditions and agreements contained in each such Hedging Transaction (all such obligations, indebtedness and liabilities under this clause (iii) being herein collectively called the "Hedging Obligations"); (iv) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, and (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of each Grantor referred to in preceding clauses (i), (ii) or (iii) after an Event of Default shall have occurred and be continuing, the expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with attorneys' fees actually incurred and court costs.

It is acknowledged and agreed that the "Secured Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement. Notwithstanding anything to the contrary contained above in this definition, obligations, indebtedness and liabilities which would otherwise constitute Canadian Obligations pursuant to clause (ii) of the first sentence of this definition shall not constitute Canadian Obligations, as the case may be, for purposes of (or be secured pursuant to) this Agreement to the extent incurred (or guaranteed) in violation of the provisions of the US Credit Agreement (but only with respect to that portion of indebtedness outstanding (or guaranteed) in violation thereof), and obligations, indebtedness and liabilities which would otherwise constitute Hedging Obligations pursuant to clause (iii) of the first sentence of this definition shall not constitute Hedging Obligations, as the case may be, for purposes of (or be secured pursuant to) this Agreement to the extent incurred (or guaranteed) in violation of the provisions of the US Credit Agreement (but only with respect to that portion of indebtedness outstanding (or guaranteed) in violation thereof).

            "Security Interests" shall mean the security interests granted to Collateral Agent on its behalf and on behalf of the Secured Creditors pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

            "Software" shall mean all "software" (as defined in the UCC), now owned or hereafter acquired by any Grantor, including all computer programs and all supporting information provided in connection with a transaction related to any program.

            "Specified Accounts" shall mean, at any time of determination, Accounts (i) for which the Borrower has established adequate reserves on its books and records in accordance with GAAP; (ii) which, individually and in the aggregate, do not exceed $5,000,000; and (iii) which, if uncollectible, would not be reasonably expected to have a Material Adverse Effect.

            "Supporting Obligations" means all "supporting obligations" (as defined in the UCC), including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

            "Swap Providers" shall have the meaning given to such term in the recitals hereto.

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            "Trademark License" shall mean any written agreement now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any such rights granting to any Grantor any right to use any Trademark.

            "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any such rights:
(i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.

            "UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in the State of Georgia; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Georgia, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

            "United States" shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.

            "US Agent" shall have the meaning given to that term in the recitals hereto.

            "US Credit Agreement" shall have the meaning given to that term in the recitals hereto.

            "US Creditors" shall have the meaning given to that term in the recitals hereto and shall include their respective successors and assigns.

            "US Lenders" shall have the meaning given to that term in the recitals hereto and shall include their respective successors and assigns.

            "US Loan Documents" shall mean the US Credit Agreement, the Subsidiary Guaranty Agreement and all other documents which are defined as "Loan Documents" under the US Credit Agreement.

            "US Obligations" shall have the meaning given to that term in clause
(i) of the definition of Secured Obligations.

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            "US Swap Providers" shall have the meaning given to such term in the recitals hereto.

      SECTION 2. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants to Collateral Agent, for the benefit of Secured Creditors, as follows:

            (a) Such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder and has good and marketable title to all of its Collateral, free and clear of any Liens other than Liens expressly permitted under Section 7.2 of the US Credit Agreement.

            (b) Other than financing statements, security agreements, or other similar or equivalent documents or instruments with respect to Liens expressly permitted under Section 7.2 of the US Credit Agreement, no financing statement, mortgage, security agreement or similar or equivalent document or instrument evidencing a Lien on all or any part of the Collateral is on file or of record in any jurisdiction. None of the Collateral is in the possession of a Person (other than any Grantor) asserting any claim thereto or security interest therein, except that Collateral Agent or its designee may have possession of Collateral as contemplated hereby.

            (c) When the UCC financing statements in appropriate form are filed in the offices specified on Schedule I attached hereto, the Security Interests shall constitute valid and perfected security interests in the Collateral in favor of the Collateral Agent for the benefit of the Secured Creditors, prior to all other Liens and rights of others therein except for the Liens expressly permitted under Section 7.2 of the US Credit Agreement, to the extent that a security interest therein may be perfected by filing pursuant to the UCC, assuming the proper filing and indexing thereof.

            (d) All Inventory and Equipment is insured in accordance with the requirements of the US Credit Agreement.

            (e) None of the Collateral constitutes, or is the Proceeds of, "farm products" (as defined in the UCC).

            (f) Schedule II correctly sets forth each Grantor's state of incorporation, organizational identification and correct legal name indicated on the public record of such Grantor's jurisdiction of organization which shows such Grantor to be organized.

            (g) The Perfection Certificate, which is attached hereto as Schedule III, correctly sets forth (i) all names and tradenames that each Grantor has used within the last five years and the names of all Persons that have merged into or been acquired by each Grantor, (ii) the chief executive offices of each Grantor, (iii) the locations where each Grantor maintains books or records relating to the Collateral; (iv) all other locations in which tangible assets of each Grantor are located, (v) all third parties with possession of any Inventory or Equipment of each Grantor and (vi) each Grantor's mailing address.

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            (h) Schedule IV correctly sets forth the name of each bank at which each Grantor maintains Deposit Accounts, and the account numbers for each Deposit Account.

            (i) Schedule V correctly sets forth all letters of credit under which each Grantor is a beneficiary.

            (j) Schedule VI correctly sets forth all "commercial tort claims" (as such term is defined in the UCC) owned by each Grantor.

            (k) With respect to the Accounts, except as specifically disclosed to the Collateral Agent, (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) except with respect to Specified Accounts, there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom; (iii) to such Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor's books and records and any invoices, statements and other reports delivered to the Collateral Agent with respect thereto; (iv) except with respect to Specified Accounts, such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (v) such Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts (x) the amounts shown on such records and all invoices, statements and collateral reports which may be delivered to the Collateral Agent with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; and (y) to such Grantor's knowledge, all Account Debtors have the capacity to contract.

            (l) With respect to any Inventory, (i) no Inventory other than the Exempt Inventory is now, or shall at any time or times hereafter be stored or located at any location other than one of the Grantor's locations set forth on the Perfection Certificate without the Collateral Agent's prior written consent, and if the Collateral Agent gives such consent, such Grantor will concurrently therewith obtain, to the extent required by the US Credit Agreement, bailee, landlord and mortgagee agreements, (ii) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Collateral Agent and except for Permitted Encumbrances, (iii) except the Exempt Inventory, such Inventory is of good and merchantable quality, free from any defects, (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (v) the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

            (m) Such Grantor does not have any interest in, or title to, any registration or pending application for any Patent, Trademark or Copyright except as set forth in the Perfection Certificate. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office, perfected security interests in favor of the Collateral Agent in such Grantor's Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect the Collateral Agent's Lien on such Grantor's Patents, Trademarks or Copyrights shall have been duly taken.

      SECTION 3. THE SECURITY INTERESTS. (a) As security for the prompt and complete payment and performance when due of all of its Secured Obligations, each Grantor does hereby (i) pledge, assign, hypothecate, set over and convey unto the Collateral Agent for the benefit of the US Creditors, and does hereby grant to the Collateral Agent for the benefit of the US Creditors, a continuing security interest in all of the right, title and interest of such Grantor in, to and under all of the Collateral (and all rights therein) of such Grantor, or in which or to which such Grantor has any rights, in each case, whether now existing or hereafter from time to time acquired, (ii) separately pledge, assign, hypothecate, set over and convey unto the Collateral Agent for the benefit of the Canadian Creditors, and does hereby separately grant to the Collateral Agent for the benefit of the Canadian Creditors, a separate continuing security interest in all of the right, title and interest of such Grantor in, to and under all of the Collateral (and all rights therein) of such Grantor, or in which or to which such Grantor has any rights, in each case, whether now existing or hereafter from time to time acquired and (iii) separately pledge, assign, hypothecate, set over and convey unto the Collateral Agent for the benefit of the Swap Providers, and does hereby separately grant to the Collateral Agent for the benefit of the Swap Providers, a separate continuing security interest in all of the right, title and interest of such Grantor in, to and under all of the Collateral (and all rights therein) of such Grantor, or in which or to which such Grantor has any rights, in each case, whether now existing or hereafter from time to time acquired.

            (b) Notwithstanding anything to the contrary contained in this Section or elsewhere in this Agreement, each Grantor and the Collateral Agent (on behalf of the Secured Creditors) acknowledges and agrees that (i) the US Creditors' security interest in the Collateral, the Canadian Creditors' security interests in the Collateral and the Swap Providers' security interests in the Collateral constitute security interests separate and apart from each other,
(ii) the grants of security interest hereunder constitute three separate and distinct grants of security, one in favor of the Collateral

Agent for the benefit of the US Creditors, the second in favor of the Collateral Agent for the benefit of the Canadian Creditors and the third in favor of the Collateral Agent for the benefit of the Swap Providers and (iii) in the event of any conflict between the provisions of this Agreement and the provisions of the Canadian Loan Documents or the Hedging Transactions, the terms of this Agreement shall prevail.

      SECTION 4. FURTHER ASSURANCES; COVENANTS.

            (a) General.

                  (i) No Grantor shall change the location of its chief
            executive office or principal place of business unless it shall have given Collateral Agent thirty days prior notice thereof, as well as executed and delivered to Collateral Agent all financing statements and financing statement amendments which Collateral Agent may request in connection therewith. If any Grantor shall change the locations, or establish new locations, where it keeps or holds any of the Collateral or any records relating thereto from the applicable locations described in the Perfection Certificate attached hereto as Schedule III, then, if the Collateral Agent so requests, the Grantors shall, within fifteen days after the request therefor, give the Collateral Agent an updated list of all such locations. The foregoing covenant shall not apply to any Collateral (including trucks) perfected by recordation of the Collateral Agent's Lien on the appropriate certificate of title.

                  (ii) No Grantor shall change its name, organizational
            identification number, identity, jurisdiction of organization, or corporate structure in any manner unless it shall have given Collateral Agent thirty days prior written notice thereof, and executed and delivered to Collateral Agent all financing statements and financing statement amendments which Collateral Agent may request in connection therewith. No Grantor shall merge or consolidate into, or transfer any of the Collateral to, any other Person other than another Grantor, without the prior written consent of the Collateral Agent.

                  (iii) Each Grantor hereby authorizes Collateral Agent, its counsel or its representative, at any time and from time to time, to file financing statements and amendments that describe the collateral covered by such financing statements as "all assets of Grantor", "all personal property of Grantor" or words of similar effect, in such jurisdictions as Collateral Agent may deem necessary or desirable in order to perfect the security interests granted by such Grantor under this Agreement. Each Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office, Copyright or Patent filings and any filings of financing or continuation statements under the UCC) that from time to time may be necessary, or that Collateral Agent may request, in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable Collateral Agent to obtain the full benefits of this Agreement, or to enable Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of its

            Collateral. Each Grantor hereby authorizes Collateral Agent to execute and file financing statements, financing statement amendments or continuation statements on behalf of such Grantor. Each Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Grantors shall pay the costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements concerning the Collateral

                  (iv) Except as set forth in the Perfection Certificate
            attached hereto as Schedule III, no Grantor shall permit any of its tangible assets, including without limitation, its Inventory and Equipment, to be in the possession of any other Person unless either
            (A) pursuant to an agreement in form and substance satisfactory to the Collateral Agent (1) such Person has acknowledged that (x) it holds possession of such Inventory, Equipment and other tangible assets, as the case may be, for Collateral Agent's benefit, subject to the Collateral Agent's instructions, and (y) such Person does not have a Lien in such Inventory, Equipment or other tangible assets,
            (2) such Person agrees not to hold such Inventory, Equipment or other tangible assets on behalf of any other Person and (3) upon request by the Collateral Agent, such Person agrees to issue and deliver to the Collateral Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral in Collateral Agent's name and in form and substance acceptable to Collateral Agent or (B) such Inventory is consigned to another Person and, if the aggregate fair market value of any such consigned Inventory exceeds $100,000, the Grantors have perfected their purchase money security interest in such consigned Inventory.

                  (v) No Grantor shall (A) sell, transfer, lease, exchange,
            assign or otherwise dispose of, or grant any option, warrant or other right with respect to, any of its Collateral other than sales of assets permitted under Section 7.6 of the US Credit Agreement; or
            (B) create, incur or suffer to exist any Lien with respect to any Collateral, except for the Liens expressly permitted under Section
            7.2 of the US Credit Agreement.

                  (vi) Each Grantor will, promptly upon request, provide to
            Collateral Agent all information and evidence it may reasonably request concerning the Collateral, to enable Collateral Agent to enforce the provisions of this Agreement.

                  (vii) Each Grantor shall take all actions necessary or
            reasonably requested by Collateral Agent in order to maintain the perfected status of the Security Interests.

                  (viii) No Grantor shall file any amendment to or termination of a financing statement naming any Grantor as debtor and Collateral Agent as secured party, or any correction statement with respect thereto, in any jurisdiction.

                  (ix) Each Grantor shall take all steps necessary to grant the
            Collateral

            Agent control of all electronic chattel paper in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

            (b) Accounts, Etc.

                  (i) Each Grantor shall use all reasonable efforts consistent with prudent business practice to cause to be collected from its Account Debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorneys' fees) of collection of Accounts incurred by such Grantor or Collateral Agent shall be borne by Grantors.

                  (ii) Upon the occurrence and during the continuance of any
            Event of Default, upon request of Collateral Agent, each Grantor will promptly notify (and each Grantor hereby authorizes Collateral Agent so to notify) each Account Debtor in respect of any Account or Instrument that such Collateral has been assigned to Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to Collateral Agent or its designee.

                  (iii) Each Grantor will perform and comply with all of its obligations in respect of Accounts, Instruments and General Intangibles except where the failure to perform or comply could not reasonably be expected to have a Material Adverse Effect.

            (c) Equipment, Etc. Each Grantor shall, (i) within ten days after a written request by Collateral Agent, in the case of Equipment now owned, and
(ii) following a request by Collateral Agent pursuant to subclause (i) above, within ten days after acquiring any other Equipment, deliver to Collateral Agent, any and all certificates of title, and applications therefor, if any, of such Equipment and shall cause Collateral Agent to be named as lienholder on any such certificate of title and applications. No Grantor shall permit any such items to become a fixture to real estate or an accession to other personal property unless such real estate or personal property is the subject of a fixture filing (as defined in the UCC) creating a first priority perfected Lien in favor of Collateral Agent; provided that, from and after the date hereof, the Grantors may attach Equipment having an aggregate fair market value of not more than $1,000,000 to real estate.

            (d) Patents, Trademarks, Etc. Each Grantor shall notify Collateral Agent immediately upon the occurrence of each of the following (i) such Grantor's acquisition after the date of this Agreement of any material Intellectual Property and (ii) such Grantor's obtaining knowledge, or reason to know, that any application or registration relating to any material Intellectual Property owned by or licensed to such Grantor is reasonably likely to become abandoned or dedicated, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Grantor's ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same.

            (e) Deposit Accounts, Chattel Paper, Investment Property and Letters of Credit.

                  (i) Upon 5 days after written request by the Collateral Agent, the Grantors shall update the list of Deposit Accounts set forth on
            Schedule IV hereto;

                  (ii) Each Grantor shall, (A) within five days after written request by Collateral Agent, in the case of Deposit Accounts now maintained, and (B) following a request by Collateral Agent pursuant to subclause (A) above, within five days after opening any other Deposit Account, deliver to Collateral Agent control agreements, in form and substance satisfactory to Collateral Agent in its sole discretion, executed by such Grantor, the bank at which the deposit account is located and Collateral Agent;

                  (iii) No Grantor shall become the beneficiary of any Letters of Credit which, together with all other Letters of Credit held by any Grantor and not assigned pursuant to this subsection (iii), exceed $1,000,000, unless the issuer of the Letter of Credit has consented to the assignment of the proceeds of such Letter of Credit to Collateral Agent such assignment to be in form and substance acceptable to Collateral Agent.

                  (iv) Each Grantor, at any time and from time to time, will (A)
            take such steps as Collateral Agent may reasonably request from time to time for Collateral Agent to obtain "control" of any Investment Property or electronic Chattel Paper, with any agreements establishing control to be in form and substance reasonably satisfactory to Collateral Agent, and (B) otherwise to insure the continued perfection and priority of Collateral Agent's security interest in any of the Collateral and of the preservation of its rights therein.

            (f) Commercial Tort Claims. If any Grantor shall at any time acquire a "commercial tort claim" (as such term is defined in the UCC) other than those listed on Schedule VI attached herto with a claim for damages that could reasonably be expected to be in excess of $100,000, such Grantor shall, promptly upon becoming aware of any such commercial tort claim, notify Collateral Agent thereof in a writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Agreement granting a security interest in such commercial tort claim to Collateral Agent.

      SECTION 5. REPORTING AND RECORDKEEPING. Each Grantor covenants and agrees with Collateral Agent that from and after the date of this Agreement and until the Secured Obligations have been paid in full:

            (a) Maintenance of Records Generally. Each Grantor will keep and maintain at its own cost and expense records of its Collateral, complete in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with its Collateral. Each Grantor will mark its books and records pertaining to its Collateral to evidence this Agreement and the Security Interests. For Collateral Agent's further security, each Grantor agrees that Collateral Agent shall have a security interest in all of such Grantor's books and records pertaining to its Collateral and, upon the occurrence and during the continuation of any Event of Default, Grantor shall deliver and turn over full and complete copies of any such books and records to Collateral Agent or to its representatives at any time on demand of Collateral Agent. Upon reasonable notice from Collateral Agent, each Grantor shall permit any representative of Collateral Agent to inspect such books and records and will provide photocopies thereof to Collateral Agent.

            (b) Special Provisions Regarding Maintenance of Records and Reporting Re: Accounts, Inventory and Equipment;

                  (i) Each Grantor shall keep complete and accurate records of its Accounts. Upon the request of Collateral Agent, such Grantor shall deliver to Collateral Agent all documents, including, without limitation, repayment histories and present status reports, relating to its Accounts so scheduled and such other matters and information relating to the status of its then existing Accounts as Collateral Agent shall reasonably request.

                  (ii) Except with respect to Specified Accounts, in the event any amounts due and owing are in dispute between any Account Debtor and any Grantor, such Grantor shall provide Collateral Agent with written notice thereof promptly after such Grantor's learning thereof explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

                  (iii) Each Grantor shall maintain itemized records, accurate in all material respects, itemizing and describing the kind, type, quality, quantity, location and book value of its Inventory and Equipment and shall, upon request by Collateral Agent, furnish Collateral Agent with a current schedule containing the foregoing information.

                  (iv) Each Grantor will promptly upon, but in no event later than five Business Days after:

                        (A) Except with respect to Specified Accounts, such
            Grantor's learning thereof, inform Collateral Agent, in writing, of any delay in such Grantor's performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by such Grantor to any Account Debtor; and

                        (B) Such Grantor's receipt or learning thereof, furnish
            to and inform Collateral Agent of all material adverse information relating to the financial condition of any Account Debtor with respect to Accounts exceeding $10,000 in the aggregate; and

                  (v) Such Grantor will promptly notify Collateral Agent in
            writing if any Account, the face value of which exceeds $10,000, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, or of any state (or department, agency, subdivision or instrumentality thereof) where such state has a state assignment of claims act or other law comparable to the Federal Assignment of Claims Act, and will take any action required or requested by Collateral Agent to give notice of Collateral Agent's security interest in such Accounts under the provisions of the Federal Assignment of Claims Act or any comparable law or act enacted by any state or local governmental authority; and

                  (vi) Such Grantor at its expense will cause independent public accountants reasonably satisfactory to Collateral Agent to prepare and deliver to Collateral Agent at any time and from time to time promptly upon Collateral Agent's request made when any Event of Default exists, the following reports: (A) a reconciliation of all of its Accounts, (B) an aging of all of its Accounts, (C) trial balances, and (D) a test verification of such Accounts.

            (c) Further Identification of Collateral. Each Grantor will if so requested by Collateral Agent furnish to Collateral Agent, as often as Collateral Agent reasonably requests but in no event more frequently than once per calendar quarter, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

            (d) Notices. In addition to the notices required by Section 5(b) hereof, each Grantor will advise Collateral Agent promptly, but in no event later than thirty days after the occurrence thereof, in reasonable detail, (i) of any Lien or claim made or asserted against any of the Collateral that is not expressly permitted by the terms of the US Credit Agreement, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the validity, perfection or priority of the Security Interests.

      SECTION 6. GENERAL AUTHORITY. Each Grantor hereby irrevocably appoints Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, Collateral Agent or otherwise, for the sole use and benefit of Collateral Agent on its behalf and on behalf of the Secured Creditors, but at such Grantor's expense, to exercise, at any time all or any of the following powers:

            (i) to file the financing statements, financing statement amendments and continuation statements referred to in Section 4(a)(iii),

            (ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof,

            (iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral,

            (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if Collateral Agent were the absolute owner thereof, and

            (v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference to the Collateral.

provided, however, that the powers described in clauses (ii), (iii), (iv) and
(v) above may be exercised by Collateral Agent only if an Event of Default then exists.

      SECTION 7. EVENTS OF DEFAULT. Each of the following specified events shall constitute an Event of Default under this Agreement:

            (a) The existence or occurrence of any "Event of Default" as provided under the terms of the US Credit Agreement;

            (b) The existence or occurrence of any "Event of Default" as provided under the terms of the Canadian Credit Agreement;

            (c) Any representation or warranty made by or on behalf of any Grantor under or pursuant to this Agreement shall have been false or misleading in any material respect when made;

            (d) Any Grantor shall fail to observe or perform any covenant or agreement set forth in Sections 4 or 5; or

            (e) Any Grantor shall fail to observe or perform any other covenant or agreement set forth in this Agreement other than those referenced in paragraphs (a), (b), (c) and (d) above, and if such failure is capable of being remedied, such failure shall remain unremedied for thirty days.

      SECTION 8. REMEDIES UPON EVENT OF DEFAULT.

            (a) If any Event of Default has occurred and is continuing, Collateral Agent may, without further notice, exercise all rights and remedies under this Agreement or any other Loan Document or that are available to a secured creditor under the UCC or that are otherwise available at law or in equity, at any time, in any order and in any combination, including to collect any and all Secured Obligations from the Grantors, and, in addition, Collateral Agent may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as Collateral Agent may deem satisfactory. Collateral Agent shall give Borrower not less than ten days' prior written notice of the time and place of any sale or other intended disposition of Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Each Grantor agrees that any such notice constitutes "reasonable notification" within the meaning of Section 9-611 of the UCC (to the extent such Section or any successor provision under the UCC is applicable).

            (b) Collateral Agent or any Secured Creditor may be the purchaser of any or all of the Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each Grantor agrees to execute and deliver such documents and take such other action as Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of any kind, including any equity or right of redemption of the Grantors. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Collateral Agent may fix in the notice of such sale. At any such sale Collateral may be sold in one lot as an entirety or in separate parcels, as Collateral Agent may determine. Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, such Collateral so sold may be retained by Collateral Agent until the selling price is paid by the purchaser thereof, but Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantors shall remain liable for any deficiency.

            (c) For the purpose of enforcing any and all rights and remedies under this Agreement, Collateral Agent may (i) require any Grantor to, and each Grantor agrees that it will, at the joint and several expense of the Grantors, and upon the request of Collateral Agent, forthwith assemble all or any part of its Collateral as directed by Collateral Agent and make it available at a place designated by Collateral Agent which is, in Collateral Agent's opinion, reasonably convenient to Collateral Agent and such Grantor, whether at the premises of such Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any such Collateral is or may be located and, without charge or liability to Collateral Agent, seize and remove such Collateral from such premises, (iii) have access to and use such Grantor's books and records, computers and software relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used such Grantor.

            (d) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:

                  (i) Collateral Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Grantor in, to and under any Licenses and take or refrain from taking any action under any thereof, and each Grantor hereby releases Collateral Agent from, and agrees to hold Collateral Agent free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto except ------ for Collateral Agent's gross negligence or willful misconduct as determined by a final and --- nonappealable decision of a court of competent jurisdiction; and

                  (ii) upon request by Collateral Agent, each Grantor agrees to execute and deliver to Collateral Agent powers of attorney, in form and substance satisfactory to Collateral Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property. In the event of any such disposition pursuant to this Section, each Grantor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents or Copyrights, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products, to Collateral Agent.

            (e) By accepting the benefits of this Agreement the Secured Creditors expressly acknowledge and agree that, other than as may be set forth in the Intercreditor Agreement, this Agreement may be enforced only by the action of the Collateral Agent and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the Intercreditor Agreement.

      SECTION 9. LIMITATION ON DUTY OF COLLATERAL AGENT IN RESPECT OF COLLATERAL. Beyond reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral of any Grantor in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral of the Grantors in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent shall not be liable or responsible for any loss or damage to any of the Grantors' Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

      SECTION 10. APPLICATION OF PROCEEDS. The proceeds of any sale of, or other realization upon, all or any part of the Collateral of the Grantors shall be applied by the Collateral Agent in the manner set forth in the Intercreditor Agreement. It is understood and agreed that each of the Grantors shall remain jointly and severally liable to the relevant Secured Creditors to the extent of any deficiency between (i) the amount of the proceeds of the Collateral received by the Collateral Agent hereunder and (ii) the aggregate amount of the Secured Obligations as the same may be subject to reduction in accordance with Section 15 of the Subsidiary Guaranty Agreement.

      SECTION 11. CONCERNING THE COLLATERAL AGENT. The provisions of the Intercreditor Agreement shall inure to the benefit of the Collateral Agent in respect of this Agreement and shall be binding upon the parties to the Intercreditor Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:

            (a) The Collateral Agent is authorized to take all such action as is provided to be taken by it as Collateral Agent hereunder or otherwise permitted under the Intercreditor Agreement and all other action reasonably incidental thereto. As to any matters not expressly provided for herein or therein, the Collateral Agent may request instructions from the Secured Creditors and shall act or refrain from acting in accordance with written instructions from the Secured Creditors or, in the absence of such instructions, in accordance with its discretion.

            (b) By accepting the benefits of this Agreement, the Secured Creditors expressly acknowledge that the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Grantors' Collateral or for the validity, perfection, priority or enforceability of the Security Interests, whether impaired by operation of law or by reason of any action or omission to act on its part. The Secured Creditors further acknowledge that the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Grantors.

            (c) The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and the Intercreditor Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in the Intercreditor Agreement, the terms of which shall be deemed incorporated herein by reference as fully as if the same were set forth herein in their entirety.

      SECTION 12. APPOINTMENT OF CO-AGENTS. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other Persons reasonably acceptable to the Secured Creditors and, so long as no Event of Default has occurred or is continuing, the Borrower, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Collateral Agent and the Secured Creditors with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 9 and 11).

      SECTION 13. INDEMNITY; EXPENSES.

            (a) Each Grantor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor, and their respective successors, assigns, employees, officers, directors, affiliates, agents and servants (hereinafter in this Section referred to individually as an "Indemnitee," and, collectively, as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Documents or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), including the violation by a Grantor of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Grantor against an Indemnitee for a material breach of such Indemnitee's obligations hereunder, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Each Grantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Grantor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its commercially reasonable efforts to promptly notify the relevant Grantor of any such assertion of which such Indemnitee has knowledge.

            (b) Without limiting the application of subsection (a) above, each Grantor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            (c) Without limiting the application of subsections (a) or (b) above, each Grantor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by any Grantor in this Agreement, any other Secured Debt Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Document.

            (d) If and to the extent that the obligations of any Grantor under this Section are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. This Section 13 shall survive the termination of this Agreement.

      SECTION 14. SECURITY INTEREST ABSOLUTE.

            All rights of the Collateral Agent and Security Interests, and all obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of any Secured Debt Document;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations, or any other amendment or waiver of or any consent to any departure from the Secured Debt Documents including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Secured Obligations or any other assets of any Grantor or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Grantor or any of its Subsidiaries; or

            (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor or a third party grantor.

      SECTION 15. TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL.

            (a) Upon the repayment in full of all Secured Obligations in cash, termination of all commitments of the Secured Creditors under the Secured Debt Documents and the cash collateralization of any outstanding letters of credit in accordance with the terms of the US Credit Agreement and the Canadian Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to Grantors.

            (b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than another Grantor) in accordance with the terms of the US Credit Agreement and the Canadian Credit Agreement and the proceeds of any such sale or disposition or other release are applied in accordance with the terms of the US Credit Agreement, the Canadian Credit Agreement or such other Secured Debt Document, as the case may be, to the extent required to be so applied, such Collateral will be sold, disposed of or released free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of such Grantor, will take such actions as set forth in subsection (d) below.

            (c) At any time that the respective Grantor desires that Collateral be released as provided in the foregoing subsection (b), such Grantor shall deliver to the Collateral Agent a certificate signed by a Responsible Officer of such Grantor stating that the release of the respective Collateral is permitted pursuant to subsection (b) above.

            (d) Upon any such termination of the Security Interests or release of such Collateral, and upon the Grantors' satisfaction of the condition set forth in subsection (c) above, the Collateral Agent will, at the expense of Borrower, execute and deliver to Borrower such documents as Grantors shall reasonably request, but without recourse or warranty to Collateral Agent, including but not limited to written authorization to file termination statements to evidence the termination of the Security Interests in such Collateral.

            (e) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section.

      SECTION 16. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      SECTION 17. NOTICES. All notices, requests and other communications to the Grantors or the Collateral Agent hereunder shall be delivered in the manner required by the US Credit Agreement and shall be sufficiently given to the Collateral Agent or any Grantor if addressed or delivered to them at, in the case of the Collateral Agent, the address of the US Agent set forth in the US Credit Agreement, in the case of the Borrower, its address and telecopier number specified in the US Credit Agreement, and in the case of any other Grantors, their respective addresses and telecopier numbers provided in the Subsidiary Guaranty Agreement. All such notices and communications shall be deemed to have been duly given at the times set forth in the US Credit Agreement. All notices, requests and other communications to the Secured Creditors hereunder shall be delivered in the manner required by the Intercreditor Agreement and shall be sufficiently given to the Secured Creditors if addressed or delivered to them at their respective addresses and telecopier numbers provided in the Intercreditor Agreement. All such notices and communications shall be deemed to have been duly given at the times set forth in the Intercreditor Agreement.

      SECTION 18. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Collateral Agent in exercising any right or remedy hereunder, and no course of dealing between any Grantor on the one hand and the Collateral Agent or any Secured Creditor on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or any other Secured Debt Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein and in the other Secured Debt Documents are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have. No notice to or demand on Grantors not required hereunder in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

      SECTION 19. ADDITIONAL GRANTORS. It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the US Credit Agreement or the Canadian Credit Agreement shall become a Grantor hereunder by (a) executing a counterpart hereof and/or an assumption agreement, in each case in form and substance satisfactory to the Collateral Agent, (b) delivering supplements to Schedules I through VI hereto, as are necessary to cause such Schedules to be complete and accurate with respect to such additional Grantor on such date and
(c) taking all actions as specified in this Agreement, the US Credit Agreement and the Canadian Credit Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and action required above to be taken to the reasonable satisfaction of the Collateral Agent.

      SECTION 20. SUCCESSORS AND ASSIGNS. This Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of such Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of the Collateral Agent, for the benefit of the Secured Creditors, hereunder, inure to the benefit of the Collateral Agent, Secured Creditors, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Collateral Agent, for the benefit of the Secured Creditors, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.

      SECTION 21. AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 22. GOVERNING LAW; WAIVER OF JURY TRIAL.

            (a) THIS AGREEMENT AND THE RIGHTS AND SECURED OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN GEORGIA.

            (b) GRANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELF AND THEIR PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA, AND OF ANY STATE COURT SITTING IN FULTON COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH GEORGIA STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH FEDERAL COURT. EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY SECURED CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT OR ANY OTHER SECURED DEBT DOCUMENT AGAINST SUCH GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IN WHICH THE PROPERTY THAT IS THE SUBJECT OF SUCH ACTION OR PROCEEDING IS LOCATED.

            (c) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING DESCRIBED IN PARAGRAPH (B) OF THIS SECTION AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE US CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT OR IN ANY OTHER SECURED DEBT DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            (e) EACH GRANTOR HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND
(ii) ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 23. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      SECTION 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by telecopy), but all of which shall together constitute one and the same instruments.

      SECTION 25. HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                         [Signatures on following page]

      IN WITNESS WHEREOF, Grantors have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                  EMS TECHNOLOGIES, INC., a Georgia corporation

                                  By:__________________________________________
                                  Name:________________________________________
                                  Title:_______________________________________

                                  EMS INVESTMENT HOLDINGS, INC.,
                                    a Delaware corporation

                                  By:__________________________________________
                                  Name:________________________________________
                                  Title:_______________________________________

                                  LXE INC., a Georgia corporation

                                  By:__________________________________________
                                  Name:________________________________________
                                  Title:_______________________________________

                                   SCHEDULE I

                           LIST OF UCC FILING OFFICES

       NAME OF COMPANY             STATE               OFFICE(S)
-----------------------------    ---------    ----------------------------------
EMS Technologies, Inc.           Georgia      Office of the Clerk of the Superior
                                              Court of Fulton County, Georgia

EMS Investment Holdings, Inc.    Delaware     Delaware Secretary of State

LXE Inc.                         Georgia      Office of the Clerk of the Superior
                                              Court of Fulton County, Georgia

                                   SCHEDULE II

      GRANTOR'S EXACT              STATE OF       ORGANIZATIONAL
        LEGAL NAME               INCORPORATION      ID NUMBER
-----------------------------    -------------    --------------
EMS Technologies, Inc.              Georgia          J906681

EMS Investment Holdings, Inc.      Delaware          2825937

LXE Inc.                            Georgia          K638969

                                  SCHEDULE III

                         [Attach Perfection Certificate]

                                   SCHEDULE IV

   Name and               State of           Deposit Account
Address of Bank     Organization of Bank          Number
---------------     --------------------     ---------------

                                   SCHEDULE V

Name of Grantor/       Issuer of         Face Amount of      Letter of Credit
Beneficiary         Letter of Credit    Letter of Credit         Number
----------------    ----------------    ----------------     ----------------

                                   SCHEDULE VI

Commercial Tort Claims:

[Case captions or description of case]

[This should include tort claims against suppliers for RadarSat 2]